UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2004

ATRIX LABORATORIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18231	84-1043826

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2579 Midpoint Drive, Fort Collins, Colorado	80525

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(970) 482-5868

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events.

     On June 14, 2004, Atrix Laboratories, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QLT Inc., a company incorporated under the laws of the Province of British Columbia (“QLT”), and Aspen Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of QLT (“Merger Sub”). Pursuant to, and subject to the terms and conditions contained in, the Merger Agreement, QLT would acquire the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation, immediately followed by the merger of the Company into a Delaware corporation that is a wholly owned subsidiary of QLT. Pursuant to the merger, each share of common or preferred stock of the Company issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares and shares held by the Company, QLT or any of their respective subsidiaries) will be converted into the right to receive a fraction of or some number of QLT common shares and cash, as described in the Merger Agreement

     The merger is subject to customary closing conditions, including the approval of the Company’s stockholders and QLT’s shareholders and the expiration or termination of waiting periods under U.S. antitrust laws.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     The press release announcing the transaction, dated June 14, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     2.1 Agreement and Plan of Merger dated as of June 14, 2004, by and among the Company, QLT and Aspen Acquisition Corp.

     99.1 Press Release dated June 14, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRIX LABORATORIES, INC.

	By:	/s/ Gregory A. Gould

Date: June 14, 2004		Gregory A. Gould Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger dated as of June 14, 2004, by and among the Company, QLT and Aspen Acquisition Corp.
99.1	Press Release dated June 14, 2004.